News Release

Tutor Perini Reports Second Quarter 2019 Results

•	Backlog at $11.4 billion, up 31% Y/Y; strong double-digit backlog growth across all segments
•	Operating cash was $13.3 million, in line with expectations; anticipating substantially greater operating cash generation in the second half of 2019

LOS ANGELES – (BUSINESS WIRE) – August 8, 2019 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the second quarter ended June 30, 2019. The Company’s results were impacted by a pre-tax non-cash goodwill impairment charge of $379.9 million recorded during the period. The impairment charge does not impact the Company’s ongoing business operations, including cash flows and the pursuit of new work.

Revenue for the second quarter of 2019 was $1.1 billion, consistent with revenue reported for the same quarter last year, but negatively impacted by significant delays on certain projects, including owner-driven delays on California High-Speed Rail and weather delays on Newark Airport Terminal One. The Company anticipates more meaningful contributions from these and various other projects during the second half of 2019 and throughout 2020.

Including the after-tax impairment charge of $329.5 million, net loss attributable to the Company was $320.5 million, or a $6.38 loss per share, for the second quarter of 2019 compared to net income attributable to the Company of $24.9 million, or $0.49 of diluted earnings per common share (“EPS”), for the same quarter of 2018. Adjusted net income attributable to the Company and adjusted diluted EPS for the second quarter of 2019, which are non-GAAP financial measures and exclude the impact of the impairment charge, were $9.0 million and $0.18, respectively. These non-GAAP financial measures are reconciled to the most nearly comparable GAAP financial measures in the financial tables below. Aside from the impact of the impairment charge, the decrease was principally due to unfavorable performance in the Specialty Contractors segment. The aforementioned project delays also had a significant negative impact on the results of the current quarter.

The Company generated operating cash of $13.3 million in the second quarter of 2019, in line with expectations and compared to $11.0 million for the same quarter last year, and still expects to generate substantially greater operating cash during the third and fourth quarters of 2019.

Backlog remained strong and at a near-record $11.4 billion as of June 30, 2019, an increase of 31% compared to $8.7 billion as of June 30, 2018. New awards and adjustments to contracts in process totaled $916 million in the second quarter of 2019. Significant new awards included a technology campus tenant improvement project in California worth more than $200 million and a wastewater treatment project in Guam valued at $122 million.

Outlook and Guidance

“We are disappointed with the impairment charge we were required to take in the second quarter, as well as the impact on earnings caused by the underperformance of our Specialty Contractors segment and the significant owner-driven delays on the California High-Speed Rail project and weather delays on the Newark Airport Terminal One project,” said Ronald Tutor, Chairman and Chief Executive Officer. “Despite these issues, our operating cash flow in the quarter was vastly improved from the first quarter and we expect that second-half cash generation will be outstanding. Our backlog remains at a near-record level, and the favorable mix of higher margin Civil projects gives us confidence in our long-term growth outlook for both revenue and earnings. We look forward to delivering improved financial performance as our newer projects progress and contribute more meaningfully.”

Based on the Company’s results to date, as well as its current business outlook and forecast, the Company is reducing its 2019 EPS guidance. The Company now expects a loss in the range of $4.77 to $4.97 per share. Excluding the impact of the impairment charge ($6.57 per share, net of a tax benefit of $1.00 per share), the Company expects that adjusted diluted EPS will be in the range of $1.60 to $1.80. Adjusted diluted EPS is a non-GAAP financial measure.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures, which exclude the non-cash goodwill impairment charge incurred in the second quarter of 2019 (and the tax benefit associated with that charge), include adjusted income (loss) from construction operations, adjusted net income attributable to Tutor Perini Corporation, adjusted diluted EPS and adjusted effective income tax rate. These non-GAAP financial measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they may not be comparable to other similarly titled non-GAAP financial measures presented by other companies. Reconciliations of these non-GAAP financial measures to the most nearly comparable GAAP financial measures are presented in the tables below.

Reconciliation of Non-GAAP Financial Measures
			Specialty		Consolidated
(in millions)	Civil	Building	Contractors	Corporate	Total
Three Months Ended June 30, 2019
Income (loss) from construction operations, as reported	$(164.5)	$(3.8)	$(159.8)	$(13.6)	$(341.7)
Plus: Goodwill impairment charge	210.2	13.5	156.2	—	379.9
Adjusted income (loss) from construction operations	$45.7	$9.7	$(3.6)	$(13.6)	$38.2

Six Months Ended June 30, 2019
Income (loss) from construction operations, as reported	$(122.7)	$(0.7)	$(167.3)	$(28.1)	$(318.8)
Plus: Goodwill impairment charge	210.2	13.5	156.2	—	379.9
Adjusted income (loss) from construction operations	$87.5	$12.8	$(11.1)	$(28.1)	$61.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per common share amounts and percentages)	2019	2018	2019	2018
Net income (loss) attributable to Tutor Perini Corporation, as reported	$(320.5)	$24.9	$(320.9)	$12.8
Plus: Goodwill impairment charge	379.9	—	379.9	—
Less: Tax benefit provided on goodwill impairment charge	(50.4)	—	(50.4)	—
Adjusted net income attributable to Tutor Perini Corporation	$9.0	$24.9	$8.6	$12.8

Diluted earnings (loss) per common share, as reported	$(6.38)	$0.49	$(6.40)	$0.25
Plus: Goodwill impairment charge	7.56	—	7.57	—
Less: Tax benefit provided on goodwill impairment charge	(1.00)	—	(1.00)	—
Adjusted diluted earnings per common share	$0.18	$0.49	$0.17	$0.25

Effective income tax rate, as reported	(12.0)%	30.0%	(11.6)%	31.2%
Tax effect of goodwill impairment charge	46.7%	—%	45.6%	—%
Adjusted effective income tax rate	34.7%	30.0%	34.0%	31.2%

Second Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, August 8, 2019, to discuss the second quarter 2019 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against clients (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims or adversely affecting our working capital, profits and cash flows; a significant slowdown or decline in economic conditions; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; impairment of our goodwill or other indefinite-lived intangible assets; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet our obligations under our debt agreements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; increased competition and failure to secure new contracts; client cancellations of, or reductions in scope under, contracts reported in our backlog; decreases in the level of government spending for infrastructure and other public projects; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; the impact of inclement weather conditions on projects; failure to comply with laws and regulations related to government contracts; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted EPS calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 27, 2019 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per common share amounts)	2019	2018	2019	2018
REVENUE	$1,125,275	$1,120,085	$2,083,762	$2,148,241
COST OF OPERATIONS	(1,024,332)	(1,001,445)	(1,894,349)	(1,962,533)
GROSS PROFIT	100,943	118,640	189,413	185,708
General and administrative expenses	(62,797)	(63,825)	(128,354)	(131,818)
Goodwill impairment	(379,863)	—	(379,863)	—
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	(341,717)	54,815	(318,804)	53,890
Other income, net	900	1,050	1,322	1,830
Interest expense	(17,522)	(15,998)	(33,947)	(31,063)
INCOME (LOSS) BEFORE INCOME TAXES	(358,339)	39,867	(351,429)	24,657
Income tax benefit (expense)	42,900	(11,971)	40,712	(7,703)
NET INCOME (LOSS)	(315,439)	27,896	(310,717)	16,954
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,091	3,013	10,169	4,195
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(320,530)	$24,883	$(320,886)	$12,759
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(6.38)	$0.50	$(6.40)	$0.26
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(6.38)	$0.49	$(6.40)	$0.25
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,224	49,946	50,161	49,880
DILUTED	50,224	50,440	50,161	50,127

(a)

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty					Consolidated
(in thousands)	Civil	Building	Contractors	Total		Corporate		Total
Three Months Ended June 30, 2019
Total revenue	$541,117	$433,559	$223,299	$1,197,975		$—		$1,197,975
Elimination of intersegment revenue	(67,459)	(5,241)	—	(72,700)		—		(72,700)
Revenue from external customers	$473,658	$428,318	$223,299	$1,125,275		$—		$1,125,275
Income (loss) from construction operations	$(164,472)	$(3,810)	$(159,795)	$(328,077)	(a)	$(13,640)	(b)	$(341,717)
Capital expenditures	$24,439	$150	$110	$24,699		$235		$24,934
Depreciation and amortization(c)	$10,285	$497	$1,061	$11,843		$2,754		$14,597

Three Months Ended June 30, 2018
Total revenue	$461,614	$447,975	$270,633	$1,180,222		$—		$1,180,222
Elimination of intersegment revenue	(59,141)	(996)	—	(60,137)		—		(60,137)
Revenue from external customers	$402,473	$446,979	$270,633	$1,120,085		$—		$1,120,085
Income (loss) from construction operations	$49,439	$12,536	$7,454	$69,429		$(14,614)	(b)	$54,815
Capital expenditures	$27,352	$592	$215	$28,159		$174		$28,333
Depreciation and amortization(c)	$6,569	$489	$1,106	$8,164		$2,813		$10,977
(a)

During the three months ended June 30, 2019, the Company recorded a non-cash goodwill impairment charge of $379.9 million in income (loss) from continuing operations (an unfavorable after-tax impact of $329.5 million, or $6.56 per diluted share) resulting from an interim impairment test the Company performed as of June 1, 2019.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income (loss) from construction operations.

	Reportable Segments
			Specialty					Consolidated
(in thousands)	Civil	Building	Contractors	Total		Corporate		Total
Six Months Ended June 30, 2019
Total revenue	$924,739	$869,802	$414,826	$2,209,367		$—		$2,209,367
Elimination of intersegment revenue	(117,587)	(8,018)	—	(125,605)		—		(125,605)
Revenue from external customers	$807,152	$861,784	$414,826	$2,083,762		$—		$2,083,762
Income (loss) from construction operations	$(122,727)	$(677)	$(167,283)	$(290,687)	(a)	$(28,117)	(b)	$(318,804)
Capital expenditures	$38,451	$205	$233	$38,889		$457		$39,346
Depreciation and amortization(c)	$19,655	$1,000	$2,125	$22,780		$5,534		$28,314

Six Months Ended June 30, 2018
Total revenue	$787,014	$938,592	$545,434	$2,271,040		$—		$2,271,040
Elimination of intersegment revenue	(121,427)	(1,372)	—	(122,799)		—		(122,799)
Revenue from external customers	$665,587	$937,220	$545,434	$2,148,241		$—		$2,148,241
Income (loss) from construction operations(d)	$52,278	$18,961	$14,689	$85,928		$(32,038)	(b)	$53,890
Capital expenditures	$46,548	$870	$634	$48,052		$251		$48,303
Depreciation and amortization(c)	$12,325	$970	$2,218	$15,513		$5,651		$21,164
(a)

During the six months ended June 30, 2019, the Company recorded a non-cash goodwill impairment charge of $379.9 million in income (loss) from continuing operations (an unfavorable after-tax impact of $329.5 million, or $6.57 per diluted share) resulting from an interim impairment test the Company performed as of June 1, 2019.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income (loss) from construction operations.
(d)

During the six months ended June 30, 2018, the Company recorded a charge of $17.8 million in income from construction operations (an after-tax impact of $12.8 million, or $0.25 per diluted share), which was primarily non-cash, as a result of the unexpected outcome of an arbitration decision related to a subcontract back charge dispute on a Civil segment project in New York that was completed in 2013.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of June 30,	As of December 31,
(in thousands, except share and per share amounts)	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($60,562 and $43,131 related to variable interest entities ("VIEs"))	$149,881	$116,075
Restricted cash	4,742	3,788
Restricted investments	65,287	58,142
Accounts receivable ($94,807 and $62,482 related to VIEs)	1,469,213	1,261,072
Retainage receivable ($56,012 and $36,724 related to VIEs)	508,423	478,744
Costs and estimated earnings in excess of billings	1,165,408	1,142,295
Other current assets ($35,051 and $30,185 related to VIEs)	165,688	115,527
Total current assets	3,528,642	3,175,643
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $362,350 and $343,735 (net P&E of $53,818 and $51,508 related to VIEs)	502,675	490,669
GOODWILL	205,143	585,006
INTANGIBLE ASSETS, NET	84,140	85,911
OTHER ASSETS	92,896	50,523
TOTAL ASSETS	$4,413,496	$4,387,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$14,414	$16,767
Accounts payable ($36,524 and $18,070 related to VIEs)	685,745	621,728
Retainage payable	227,884	211,956
Billings in excess of costs and estimated earnings ($282,130 and $263,764 related to VIEs)	635,924	573,190
Accrued expenses and other current liabilities ($42,109 and $34,828 related to VIEs)	175,525	174,325
Total current liabilities	1,739,492	1,597,966
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $29,305 and $34,998	941,763	744,737
DEFERRED INCOME TAXES	56,248	105,521
OTHER LONG-TERM LIABILITIES	186,434	151,639
TOTAL LIABILITIES	2,923,937	2,599,863
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 50,278,816 and 50,025,996 shares	50,279	50,026
Additional paid-in capital	1,110,496	1,102,919
Retained earnings	380,795	701,681
Accumulated other comprehensive loss	(42,530)	(45,449)
Total stockholders' equity	1,499,040	1,809,177
Noncontrolling interests	(9,481)	(21,288)
TOTAL EQUITY	1,489,559	1,787,889
TOTAL LIABILITIES AND EQUITY	$4,413,496	$4,387,752

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended June 30,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$(310,717)	$16,954
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Goodwill impairment	379,863	—
Depreciation	26,543	19,393
Amortization of intangible assets	1,771	1,771
Share-based compensation expense	10,078	12,063
Change in debt discounts and deferred debt issuance costs	6,442	5,914
Deferred income taxes	(50,321)	116
(Gain) loss on sale of property and equipment	(1,479)	1,474
Changes in other components of working capital	(177,471)	(113,887)
Other long-term liabilities	3,209	(5,276)
Other, net	596	(902)
NET CASH USED IN OPERATING ACTIVITIES	(111,486)	(62,380)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(39,346)	(48,303)
Proceeds from sale of property and equipment	3,629	4,120
Investment in securities	(13,660)	(8,549)
Proceeds from maturities and sales of investments in securities	8,131	7,982
NET CASH USED IN INVESTING ACTIVITIES	(41,246)	(44,750)

Cash Flows from Financing Activities:
Proceeds from debt	716,139	1,246,677
Repayment of debt	(527,159)	(1,165,283)
Business acquisition related payment	—	(15,951)
Cash payments related to share-based compensation	(2,363)	(2,458)
Distributions paid to noncontrolling interests	(4,000)	(12,500)
Contributions from noncontrolling interests	5,379	1,000
Debt modification costs	(504)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	187,492	51,485

Net increase (decrease) in cash, cash equivalents and restricted cash	34,760	(55,645)
Cash, cash equivalents and restricted cash at beginning of period	119,863	197,648
Cash, cash equivalents and restricted cash at end of period	$154,623	$142,003

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	March 31, 2019	June 30, 2019(a)	June 30, 2019	June 30, 2019
Civil	$6,505.9	$149.3	$(473.7)	$6,181.5
Building	2,968.9	327.7	(428.3)	2,868.3
Specialty Contractors	2,109.5	438.7	(223.3)	2,324.9
Total	$11,584.3	$915.7	$(1,125.3)	$11,374.7

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Six Months Ended	Six Months Ended	Backlog at
(in millions)	December 31, 2018	June 30, 2019(a)	June 30, 2019	June 30, 2019
Civil	$5,141.9	$1,846.8	$(807.2)	$6,181.5
Building	2,333.1	1,397.0	(861.8)	2,868.3
Specialty Contractors	1,821.7	918.0	(414.8)	2,324.9
Total	$9,296.7	$4,161.8	$(2,083.8)	$11,374.7
(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.